UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

Dover Investments Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8631	94-1712121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spear Street, Suite 520, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(415) 777-0414

Not applicable

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 27, 2004.

99.2	Letter, dated January 27, 2004, from The Lawrence Weissberg Revocable Living Trust to the Board of Directors of the Registrant.

Item 9. Regulation FD Disclosure.

On January 27, 2004, Dover Investments Corporation (the “Company”) issued a press release announcing that it had received a proposal from The Lawrence Weissberg Revocable Living Trust (the “Trust”) to take the Company private in a transaction in which all stockholders of the Company (other than the Trust and others who join the Trust in taking the Company private) would receive $24.50 in cash for each share of the Company (the “Shares”) that they own. A copy of this press release is attached hereto as Exhibit 99.1. Also attached hereto as Exhibit 99.2 is a copy of the letter addressed to the Board of Directors of the Company setting forth the Trust’s proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2004	DOVER INVESTMENTS CORPORATION (Registrant)

	By:	/s/ Frederick M. Weissberg
Frederick M. Weissberg
Chairman of the Board of Directors and President

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2004.

99.2	Letter, dated January 27, 2004, from The Lawrence Weissberg Revocable Living Trust to the Board of Directors of the Registrant.